Exhibit 99.1

ABERCROMBIE & FITCH CO. REPORTS DECLARATION OF QUARTERLY CASH DIVIDEND OF $0.20 PER SHARE

New Albany, Ohio, November 20, 2014: Abercrombie & Fitch Co. (NYSE: ANF) today reported that on November 19, 2014, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the Class A Common Stock of Abercrombie & Fitch Co., payable on December 10, 2014 to shareholders of record at the close of business on December 2, 2014.

About Abercrombie & Fitch
Abercrombie & Fitch Co. is a leading global specialty retailer of high-quality, casual apparel for men, women and kids with an active, youthful lifestyle under its Abercrombie & Fitch, abercrombie kids, Hollister Co. and Gilly Hicks brands. At the end of the third quarter of fiscal 2014, the Company operated 834 stores in the United States and 166 stores across Canada, Europe, Asia, Australia and the Middle East. The Company also operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.gillyhicks.com.

Media Contact:
Public Relations
Abercrombie & Fitch
(614) 283-6192
Public_Relations@abercrombie.com

Investor Contact:
Brian Logan
Abercrombie & Fitch
(614) 283-6877